UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

WELLS TIMBERLAND REIT, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

July 8, 2009

Follow-Up Notice to Vote Your Proxy

Dear Wells Timberland REIT, Inc. Stockholder:

The annual stockholder meeting is coming up on August 5, 2009, and our latest records indicate that we have not yet received your proxy vote. If you have recently submitted your vote, please accept our thanks and disregard this notice.

If you have not yet voted, please take the time to do so soon. It’s important for us to collect the number of votes necessary to conduct official business. Also, prompt voting helps save the costs associated with additional follow-up mailings.

Voting is simple, and you can do it in one of three ways:

•	Vote online. Using the enclosed card, please locate the 14-digit control number in the shaded box, and visit http://www.wellstimberland.com/proxy to authorize your vote.
•	Phone it in. Using the enclosed card, please locate the 14-digit control number in the shaded box, and call 866-241-6192 to authorize your vote.
•	Mail it. Please sign, date, and mail the enclosed card in the postage-paid envelope provided.

Please submit your vote as early as possible before the August 5, 2009 meeting. Thank you very much for your participation as an investor and for your support of Wells Timberland REIT, Inc.

Sincerely,

Leo F. Wells III

President

Wells Timberland REIT, Inc.

6200 The Corners Parkway    Norcross, GA 30092-3365    Tel: 770-449-7800    Tel: 800-557-4830    Fax: 770-243-8198